CAMDEN PROPERTY TRUST ANNOUNCES 2021 OPERATING RESULTS,
2022 FINANCIAL OUTLOOK, AND FIRST QUARTER 2022 DIVIDEND

Houston, Texas (February 3, 2022) - Camden Property Trust (NYSE:CPT) (the "Company") announced today operating results for the three and twelve months ended December 31, 2021. Net Income Attributable to Common Shareholders (“EPS”), Funds from Operations (“FFO”), and Adjusted Funds from Operations (“AFFO”) for the three and twelve months ended December 31, 2021 are detailed below. A reconciliation of EPS to FFO is included in the financial tables accompanying this press release.

	Three Months Ended		Twelve Months Ended
	December 31		December 31
Per Diluted Share	2021	2020	2021	2020
EPS	$2.02	$0.29	$2.96	$1.24
FFO	$1.51	$1.21	$5.39	$4.90
AFFO	$1.30	$1.00	$4.68	$4.13

	Quarterly Growth	Sequential Growth	Year-To-Date Growth
Same Property Results*	4Q21 vs. 4Q20	4Q21 vs. 3Q21	2021 vs. 2020
Revenues	8.5%	2.5%	4.3%
Expenses	(2.3)%	(7.5)%	3.5%
Net Operating Income ("NOI")	14.9%	8.4%	4.8%

*Same property results exclude any Pandemic Related Impact.

Same Property Results	4Q21	4Q20	3Q21
Occupancy	97.1%	95.5%	97.3%

For 2021, the Company defines same property communities as communities owned and stabilized since January 1, 2020, excluding communities under redevelopment and properties held for sale. A reconciliation of net income to NOI and same property NOI is included in the financial tables accompanying this press release.

Operating Statistics - Same Property Portfolio

New Lease and Renewal Data - Date Signed (1) (2)	January 2022*	January 2021	4Q21(2)	4Q20(2)
New Lease Rates	17.1%	(3.1)%	16.7%	(4.0)%
Renewal Rates	13.5%	3.0%	14.1%	2.9%
Blended Rates	15.2%	(0.2)%	15.5%	(0.9)%

New Leases	1,311	1,646	1,287	1,398
Renewals	1,472	1,546	1,163	1,145
Total Leases	2,783	3,192	2,450	2,543

New Lease and Renewal Data - Date Effective (3) (4)	January 2022*	January 2021	4Q21(4)	4Q20(4)
New Lease Rates	16.7%	(3.4)%	17.8%	(4.3)%
Renewal Rates	14.8%	2.9%	13.6%	2.5%
Blended Rates	15.7%	(1.0)%	15.7%	(1.3)%

New Leases	1,338	1,569	1,379	1,519
Renewals	1,300	973	1,295	1,163
Total Leases	2,638	2,542	2,674	2,682

*Data as of January 30, 2022
(1) Average change in same property new lease and renewal rates vs. expiring lease rates when signed.
(2) Data represents average monthly leases signed during the period.
(3) Average change in same property new lease and renewal rates vs. expiring lease rates when effective.
(4) Data represents average monthly leases effective during the period.

Occupancy and Turnover Data	January 2022*	January 2021	4Q21	4Q20
Occupancy	97.2%	95.7%	97.1%	95.5%
Annualized Gross Turnover	36%	47%	42%	47%
Annualized Net Turnover	32%	39%	38%	40%

*Data as of January 30, 2022

Development Activity
During the quarter, construction was completed at Camden Hillcrest in San Diego, CA and lease-up was completed at Camden North End II in Phoenix, AZ.

Development Communities - Construction Completed and Projects in Lease-Up ($ in millions)

		Total	Total	% Leased
Community Name	Location	Homes	Cost	as of 1/30/2022
Camden Lake Eola	Orlando, FL	360	$125.0	96%
Camden Hillcrest	San Diego, CA	132	89.3	41%
Total		492	$214.3

Development Communities - Construction Ongoing ($ in millions)

		Total	Total	% Leased
Community Name	Location	Homes	Estimated Cost	as of 1/30/2022
Camden Buckhead	Atlanta, GA	366	$163.5	65%
Camden Atlantic	Plantation, FL	269	100.0
Camden Tempe II	Tempe, AZ	397	115.0
Camden NoDa	Charlotte, NC	387	105.0
Camden Durham	Durham, NC	354	120.0
Total		1,773	$603.5

Acquisition/Disposition Activity
During the quarter, the Company acquired Camden Greenville, a 558-home apartment community located in Dallas, TX for approximately $165.5 million. During the quarter, Camden also acquired a 5.2-acre land parcel in Denver, CO and a 2.0-acre land parcel in Nashville, TN for approximately $60.6 million for future development purposes.

The Company disposed of three operating communities during the quarter for approximately $260.0 million. Two of the communities sold were located in Houston, TX and one in Laurel, MD and included 1,078 total apartment homes.

Equity Issuance
During the quarter, the Company issued approximately 1.1 million common shares through its at-the-market (“ATM”) share offering program at an average price of $167.56 per share, for total net consideration of approximately $179.7 million.

Liquidity Analysis
As of December 31, 2021, Camden had approximately $1.5 billion of liquidity comprised of approximately $613.4 million in cash and cash equivalents, and no amounts outstanding on its $900 million unsecured credit facility. The Company has no scheduled debt maturities until 3Q22, and at quarter-end had $199.4 million left to fund under its existing wholly-owned development pipeline. As of December 31, 2021, Camden had outstanding letters of credit totaling approximately $14.8 million, which reduced the availability under its unsecured credit facility to $885.2 million.

Earnings Guidance
Camden provided initial earnings guidance for 2022 based on its current and expected views of the apartment market and general economic conditions, and provided guidance for first quarter 2022 as detailed below.

	1Q22	2022
Per Diluted Share	Range	Range	Midpoint
EPS	$0.38 - $0.42	$1.65 - $1.95	$1.80
FFO	$1.45 - $1.49	$6.09 - $6.39	$6.24

		2022
Same Property Growth		Range	Midpoint
Revenues		7.75% - 9.75%	8.75%
Expenses		2.25% - 3.75%	3.00%
NOI		10.50% - 13.50%	12.00%

For 2022, the Company defines same property communities as communities owned and stabilized since January 1, 2021, excluding communities under redevelopment and properties held for sale. The Company defines properties under redevelopment as communities with capital expenditures that improve a community's cash flow and competitive position, through extensive unit, exterior building, common area, and amenity upgrades. Camden intends to update its earnings guidance to the market on a quarterly basis. Additional information on the Company’s 2022 financial outlook and a reconciliation of expected EPS to expected FFO are included in the financial tables accompanying this press release.

Quarterly Dividend Declaration
Camden's Board of Trust Managers declared a first quarter 2022 dividend of $0.94 per common share. The dividend is payable on
April 18, 2022 to shareholders of record as of March 31, 2022. In declaring the dividend, the Board of Trust Managers considered a number of factors, including the Company's past performance and future prospects, as described in this press release.

Conference Call
Friday, February 4, 2022 at 10:00 AM CT
Domestic Dial-In Number: (888) 317-6003; International Dial-In Number: (412) 317-6061
Passcode: 1838681
Webcast: https://services.choruscall.com/mediaframe/webcast.html?webcastid=aMGiqn3x

The Company strongly encourages interested parties to join the call via webcast in order to view any associated videos, slide presentations, etc. The dial-in phone line will be reserved for accredited analysts and investors who plan to pose questions to Management during the Q&A session of the call.

Supplemental financial information is available in the Investors section of the Company’s website under Earnings Releases or by calling Camden’s Investor Relations Department at (713) 354-2787.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates, and projections about the industry and markets in which Camden operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict. Factors which may cause the Company’s actual results or performance to differ materially from those contemplated by forward-looking statements are described under the heading “Risk Factors” in Camden’s Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission (SEC). Forward-looking statements made in today’s press release represent management’s current opinions at the time of this publication, and the Company assumes no obligation to update or supplement these statements because of subsequent events.

About Camden
Camden Property Trust, an S&P 400 Company, is a real estate company primarily engaged in the ownership, management, development, redevelopment, acquisition, and construction of multifamily apartment communities. Camden owns interests in and operates 171 properties containing 58,300 apartment homes across the United States. Upon completion of 5 properties currently under development, the Company’s portfolio will increase to 60,073 apartment homes in 176 properties. Camden has been recognized as one of the 100 Best Companies to Work For® by FORTUNE magazine for 14 consecutive years, most recently ranking #8.

For additional information, please contact Camden’s Investor Relations Department at (713) 354-2787 or access our website at camdenliving.com.

CAMDEN	OPERATING RESULTS
(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
OPERATING DATA

Property revenues (a)	$305,364	$261,554	$1,143,585	$1,043,837

Property expenses
Property operating and maintenance	67,343	62,402	267,703	252,190
Real estate taxes	35,711	37,555	149,322	142,636
Total property expenses	103,054	99,957	417,025	394,826
Non-property income
Fee and asset management	2,815	3,351	10,532	10,800
Interest and other income	191	347	1,223	2,949
Income on deferred compensation plans	5,186	10,399	14,369	12,045
Total non-property income	8,192	14,097	26,124	25,794
Other expenses
Property management	7,139	5,841	26,339	24,201
Fee and asset management	1,201	1,273	4,511	3,954
General and administrative	14,940	13,274	59,368	53,624
Interest	24,582	24,072	97,297	91,526
Depreciation and amortization	116,503	91,925	420,692	367,162
Expense on deferred compensation plans	5,186	10,399	14,369	12,045
Total other expenses	169,551	146,784	622,576	552,512
Loss on early retirement of debt	—	(176)	—	(176)
Gain on sale of operating properties, including land	174,384	—	174,384	382
Equity in income of joint ventures	3,125	2,143	9,777	8,052
Income from continuing operations before income taxes	218,460	30,877	314,269	130,551
Income tax expense	(601)	(496)	(1,893)	(1,972)
Net income	217,859	30,381	312,376	128,579
Less income allocated to non-controlling interests	(4,961)	(1,188)	(8,469)	(4,668)
Net income attributable to common shareholders (b)	$212,898	$29,193	$303,907	$123,911

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Net income	$217,859	$30,381	$312,376	$128,579
Other comprehensive income
Unrealized gain (loss) and unamortized prior service cost on post retirement obligation	154	(318)	154	(318)
Reclassification of net loss on cash flow hedging activities, prior service cost and net loss on post retirement obligation	373	366	1,490	1,464
Comprehensive income	218,386	30,429	314,020	129,725
Less income allocated to non-controlling interests	(4,961)	(1,188)	(8,469)	(4,668)
Comprehensive income attributable to common shareholders	$213,425	$29,241	$305,551	$125,057

PER SHARE DATA

Total earnings per common share - basic	$2.03	$0.29	$2.97	$1.24
Total earnings per common share - diluted	2.02	0.29	2.96	1.24

Weighted average number of common shares outstanding:
Basic	104,611	99,422	101,999	99,385
Diluted	105,448	99,507	102,829	99,438

(a) We elected to combine lease and non-lease components and thus present rental revenue in a single line item in our consolidated statements of income and comprehensive income.  For the three months ended December 31, 2021, we recognized $305.4 million of property revenue which consisted of approximately $271.4 million of rental revenue and approximately $34.0 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts. This compares to property revenue of $261.6 million recognized for the three months ended December 31, 2020, made up of approximately $230.8 million of rental revenue, including the negative impact of $3.5 million related to the non-cash adjustment to retail straight-line rent receivables, and approximately $30.8 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts. For the twelve months ended December 31, 2021, we recognized $1,143.6 million of property revenue which consisted of approximately $1,009.2 million of rental revenue and approximately $134.4 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts. This compares to $1,043.8 million of property revenue recognized for the twelve months ended December 31, 2020, made up of approximately $923.0 million of rental revenue, including the combined negative impact of $12.6 million related to the non-cash adjustment to retail straight-line rent receivables and the Resident Relief Funds, and approximately $120.8 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts. Revenue related to utility rebilling to residents was $8.3 million and $7.5 million for the three months ended December 31, 2021 and 2020, respectively, and was $31.5 million and $28.9 million for the twelve months ended December 31, 2021 and 2020, respectively.

(b) Net income attributable to common shareholders was negatively impacted for the three and twelve months ended December 31, 2020 by an approximate $3.5 million non-cash adjustment to retail straight-line rent receivables. Net income attributable to common shareholders was also negatively impacted for the twelve months ended December 31, 2020 by an approximate $14.8 million due to Pandemic Related Impact. Please refer to page 28 of the supplement, footnote (a) for additional detail on the breakdown of the Pandemic Related Impact.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	FUNDS FROM OPERATIONS
(In thousands, except per share and property data amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
FUNDS FROM OPERATIONS

Net income attributable to common shareholders (a)	$212,898	$29,193	$303,907	$123,911
Real estate depreciation and amortization	114,007	89,504	410,767	357,489
Adjustments for unconsolidated joint ventures	2,688	2,550	10,591	9,483
Income allocated to non-controlling interests	4,961	1,188	8,469	4,849
Gain on sale of operating properties	(174,384)	—	(174,384)	—
Funds from operations	$160,170	$122,435	$559,350	$495,732

Less: recurring capitalized expenditures (b)	(22,398)	(21,619)	(73,603)	(77,525)

Adjusted funds from operations	$137,772	$100,816	$485,747	$418,207

PER SHARE DATA
Funds from operations - diluted	$1.51	$1.21	$5.39	$4.90
Adjusted funds from operations - diluted	1.30	1.00	4.68	4.13
Distributions declared per common share	0.83	0.83	3.32	3.32

Weighted average number of common shares outstanding:
FFO/AFFO - diluted	106,322	101,255	103,747	101,186

PROPERTY DATA
Total operating properties (end of period) (c)	171	167	171	167
Total operating apartment homes in operating properties (end of period) (c)	58,300	56,850	58,300	56,850
Total operating apartment homes (weighted average)	51,313	49,270	50,479	49,128

(a) Net income attributable to common shareholders was negatively impacted for the three and twelve months ended December 31, 2020 by an approximate $3.5 million non-cash adjustment to retail straight-line rent receivables. Net income attributable to common shareholders was also negatively impacted for the twelve months ended December 31, 2020 by an approximate $14.8 million due to Pandemic Related Impact. Please refer to page 28 of the supplement, footnote (a), for additional detail on the breakdown of the Pandemic Related Impact.

(b) Capital expenditures necessary to help preserve the value of and maintain the functionality at our communities.

(c) Includes joint ventures and properties held for sale, if any.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	BALANCE SHEETS
(In thousands)

(Unaudited)

	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
ASSETS
Real estate assets, at cost
Land	$1,349,594	$1,317,431	$1,285,634	$1,233,937	$1,225,214
Buildings and improvements	8,624,734	8,536,620	8,288,865	7,863,707	7,763,748
	9,974,328	9,854,051	9,574,499	9,097,644	8,988,962
Accumulated depreciation	(3,358,027)	(3,319,206)	(3,219,085)	(3,124,504)	(3,034,186)
Net operating real estate assets	6,616,301	6,534,845	6,355,414	5,973,140	5,954,776
Properties under development, including land	474,739	428,622	443,100	541,958	564,215
Investments in joint ventures	13,730	17,788	18,415	18,800	18,994
Total real estate assets	7,104,770	6,981,255	6,816,929	6,533,898	6,537,985
Accounts receivable – affiliates	18,664	18,686	19,183	19,502	20,158
Other assets, net (a)	234,370	252,079	241,687	213,126	216,276
Cash and cash equivalents	613,391	428,226	374,556	333,402	420,441
Restricted cash	5,589	5,321	4,762	4,105	4,092
Total assets	$7,976,784	$7,685,567	$7,457,117	$7,104,033	$7,198,952

LIABILITIES AND EQUITY
Liabilities
Notes payable
Unsecured	$3,170,367	$3,169,428	$3,168,492	$3,167,557	$3,166,625
Accounts payable and accrued expenses	191,651	191,648	155,057	159,111	175,608
Accrued real estate taxes	66,673	88,116	66,696	33,155	66,156
Distributions payable	88,786	87,919	86,689	84,282	84,147
Other liabilities (b)	193,052	194,634	193,975	185,852	189,829
Total liabilities	3,710,529	3,731,745	3,670,909	3,629,957	3,682,365

Equity
Common shares of beneficial interest	1,126	1,114	1,098	1,070	1,069
Additional paid-in capital	5,363,530	5,180,783	4,953,703	4,588,056	4,581,710
Distributions in excess of net income attributable to common shareholders	(829,453)	(954,880)	(897,761)	(842,628)	(791,079)
Treasury shares	(333,974)	(334,066)	(334,161)	(335,511)	(341,412)
Accumulated other comprehensive loss (c)	(3,739)	(4,266)	(4,638)	(5,010)	(5,383)
Total common equity	4,197,490	3,888,685	3,718,241	3,405,977	3,444,905
Non-controlling interests	68,765	65,137	67,967	68,099	71,682
Total equity	4,266,255	3,953,822	3,786,208	3,474,076	3,516,587
Total liabilities and equity	$7,976,784	$7,685,567	$7,457,117	$7,104,033	$7,198,952

(a) Includes net deferred charges of:	$969	$1,336	$1,655	$2,031	$2,299

(b) Includes deferred revenues of:	$334	$208	$232	$256	$284

(c) Represents the unrealized net gain (loss) and unamortized prior service costs on post retirement obligations, and unrealized net gain (loss) on cash flow hedging activities.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance. Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO

The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income (computed in accordance with accounting principles generally accepted in the United States of America ("GAAP")), excluding depreciation and amortization related to real estate, gains (or losses) from the sale of certain real estate assets (depreciable real estate), impairments of certain real estate assets (depreciable real estate), gains or losses from change in control, and adjustments for unconsolidated joint ventures to reflect FFO on the same basis. Our calculation of diluted FFO also assumes conversion of all potentially dilutive securities, including certain non-controlling interests, which are convertible into common shares. We consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of depreciable real estate, and depreciation, FFO can assist in the comparison of the operating performance of a company’s real estate investments between periods or to different companies. A reconciliation of net income attributable to common shareholders to FFO is provided below:

Adjusted FFO

In addition to FFO, we compute Adjusted FFO ("AFFO") as a supplemental measure of operating performance. AFFO is calculated utilizing FFO less recurring capital expenditures which are necessary to help preserve the value of and maintain the functionality at our communities. Our definition of recurring capital expenditures may differ from other REITs, and there can be no assurance our basis for computing this measure is comparable to other REITs. A reconciliation of FFO to AFFO is provided below:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net income attributable to common shareholders (a)	$212,898	$29,193	$303,907	$123,911
Real estate depreciation and amortization	114,007	89,504	410,767	357,489
Adjustments for unconsolidated joint ventures	2,688	2,550	10,591	9,483
Income allocated to non-controlling interests	4,961	1,188	8,469	4,849
Gain on sale of operating properties	(174,384)	—	(174,384)	—
Funds from operations	$160,170	$122,435	$559,350	$495,732

Less: recurring capitalized expenditures	(22,398)	(21,619)	(73,603)	(77,525)

Adjusted funds from operations	$137,772	$100,816	$485,747	$418,207

Weighted average number of common shares outstanding:
EPS diluted	105,448	99,507	102,829	99,438
FFO/AFFO diluted	106,322	101,255	103,747	101,186

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Total Earnings Per Common Share - Diluted	$2.02	$0.29	$2.96	$1.24
Real estate depreciation and amortization	1.07	0.88	3.96	3.53
Adjustments for unconsolidated joint ventures	0.03	0.03	0.09	0.09
Income allocated to non-controlling interests	0.03	0.01	0.06	0.04
Gain on sale of operating properties	(1.64)	—	(1.68)	—
FFO per common share - Diluted	$1.51	$1.21	$5.39	$4.90

Less: recurring capitalized expenditures	(0.21)	(0.21)	(0.71)	(0.77)

AFFO per common share - Diluted	$1.30	$1.00	$4.68	$4.13

(a) Net income attributable to common shareholders was negatively impacted for the three and twelve months ended December 31, 2020 by an approximate $3.5 million non-cash adjustment to retail straight-line rent receivables. Net income attributable to common shareholders was also negatively impacted for the twelve months ended December 31, 2020 by an approximate $14.8 million due to Pandemic Related Impact.The total Pandemic Related Impact for the twelve months ended December 31, 2020 was comprised of $9.5 million related to the Resident Relief Funds which were established in April 2020. Of this amount, approximately $9.1 million was paid to residents at our wholly-owned communities and approximately $1.3 million of Resident Relief Funds paid to residents of the operating communities owned by our unconsolidated joint ventures. Additionally, we incurred approximately $4.5 million of pandemic expenses at our operating communities during the third and fourth of 2020, which included $2.8 million of bonuses paid to on-site employees who provided essential services during the pandemic and $1.7 million in other directly-related pandemic expenses for the twelve months ended December 31, 2020. We also incurred approximately $0.8 million related to the Employee Relief Fund we established to help our employees impacted by the pandemic during the twelve months ended December 31, 2020.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Expected FFO

Expected FFO is calculated in a method consistent with historical FFO, and is considered an appropriate supplemental measure of expected operating performance when compared to expected earnings per common share (EPS). Guidance excludes gains, if any, on properties not currently held for sale due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales. A reconciliation of the ranges provided for diluted EPS to expected FFO per diluted share is provided below:

	1Q22	Range	2022	Range
	Low	High	Low	High
Expected earnings per common share - diluted	$0.38	$0.42	$1.65	$1.95
Expected real estate depreciation and amortization	1.03	1.03	4.28	4.28
Expected adjustments for unconsolidated joint ventures	0.03	0.03	0.10	0.10
Expected income allocated to non-controlling interests	0.01	0.01	0.06	0.06
Expected FFO per share - diluted	$1.45	$1.49	$6.09	$6.39

Note: This table contains forward-looking statements. Please see paragraph regarding forward-looking statements earlier in this document.

Net Operating Income (NOI)

NOI is defined by the Company as property revenue less property operating and maintenance expenses less real estate taxes. NOI is further detailed in the Components of Property NOI schedules on page 12 of the supplement. The Company considers NOI to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs. A reconciliation of net income attributable to common shareholders to net operating income is provided below:

	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
Net income (a)	$217,859	$30,381	$312,376	$128,579
Less: Fee and asset management income	(2,815)	(3,351)	(10,532)	(10,800)
Less: Interest and other income	(191)	(347)	(1,223)	(2,949)
Less: Income on deferred compensation plans	(5,186)	(10,399)	(14,369)	(12,045)
Plus: Property management expense	7,139	5,841	26,339	24,201
Plus: Fee and asset management expense	1,201	1,273	4,511	3,954
Plus: General and administrative expense	14,940	13,274	59,368	53,624
Plus: Interest expense	24,582	24,072	97,297	91,526
Plus: Depreciation and amortization expense	116,503	91,925	420,692	367,162
Plus: Expense on deferred compensation plans	5,186	10,399	14,369	12,045
Plus: Loss on early retirement of debt	—	176	—	176
Less: Gain on sale of operating properties, including land	(174,384)	—	(174,384)	(382)
Less: Equity in income of joint ventures	(3,125)	(2,143)	(9,777)	(8,052)
Plus: Income tax expense	601	496	1,893	1,972
NOI (b) (c)	$202,310	$161,597	$726,560	$649,011

"Same Property" Communities	$168,342	$146,564	$620,662	$592,495
Non-"Same Property" Communities	28,174	15,085	86,160	58,885
Development and Lease-Up Communities	2,867	(4)	4,876	(7)
Pandemic Related Impact (b) (c)	—	—	—	(13,614)
Other	2,927	(48)	14,862	11,252
NOI (b) (c) (d)	$202,310	$161,597	$726,560	$649,011

(a) Net income was negatively impacted for the three and twelve months ended December 31, 2020 by an approximate $3.5 million non-cash adjustment to retail straight-line rent receivables. Net income was also negatively impacted for the twelve months ended December 31, 2020 by an approximate $14.8 million due to Pandemic Related Impact. Please refer to page 28 of the supplement, footnote (a), for additional detail on the breakdown of the Pandemic Related Impact.

(b) Two Resident Relief Funds were established for residents experiencing financial losses caused by the pandemic, and paid out approximately $9.1 million to approximately 7,100 Camden residents of our wholly-owned communities, which were recognized in 2Q20 as a reduction of property revenues.

(c) We incurred approximately $4.5 million of directly-related pandemic related expenses at our operating communities for the twelve months ended December 31, 2020, which included $2.8 million of bonuses paid to employees providing essential services during the pandemic and approximately $1.7 million in other directly-related pandemic expenses.

(d) For the three and twelve months ended December 31, 2020, NOI was negatively impacted by an approximate $3.5 million non-cash adjustment to retail straight-line rent receivables.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Adjusted EBITDA

Adjusted EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in (income) loss of joint ventures, (gain) loss on sale of unconsolidated joint venture interests, gain on acquisition of controlling interest in joint ventures, gain on sale of operating properties including land, loss on early retirement of debt, income (loss) allocated to non-controlling interests, as well as the direct Pandemic Related Impact. The Company considers Adjusted EBITDA to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions. Annualized Adjusted EBITDA is Adjusted EBITDA as reported for the period multiplied by 4 for quarter results. A reconciliation of net income attributable to common shareholders to Adjusted EBITDA is provided below:

	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
Net income attributable to common shareholders (a)	$212,898	$29,193	$303,907	$123,911
Plus: Interest expense	24,582	24,072	97,297	91,526
Plus: Depreciation and amortization expense	116,503	91,925	420,692	367,162
Plus: Income allocated to non-controlling interests	4,961	1,188	8,469	4,668
Plus: Income tax expense	601	496	1,893	1,972
Plus: Pandemic Related Impact (b)	—	—	—	14,364
Plus: Retail straight-line rent receivables adjustment (c)	—	3,519	—	3,519
Less: Gain on sale of operating properties, including land	(174,384)	—	(174,384)	(382)
Plus: Loss on early retirement of debt	—	176	—	176
Less: Equity in income of joint ventures	(3,125)	(2,143)	(9,777)	(8,052)
Adjusted EBITDA	$182,036	$148,426	$648,097	$598,864
Annualized Adjusted EBITDA	$728,144	$593,704	$648,097	$598,864

(a) Net income attributable to common shareholders was negatively impacted for the three and twelve months ended December 31, 2020 by an approximate $3.5 million non-cash adjustment to retail straight-line rent receivables. Net income attributable to common shareholders was also negatively impacted for the twelve months ended December 31, 2020 by an approximate $14.8 million due to Pandemic Related Impact. Please refer to page 28 of the supplement, footnote (a), for additional detail on the breakdown of the Pandemic Related Impact.

(b) Approximately $14.4 million of the stated Pandemic Related Impact, which consists of the Resident Relief Funds, Employee Relief Fund, directly-related pandemic expenses, and bonuses paid to on-site employees, has been added back to the Adjusted EBITDA calculation for the twelve months ended December 31, 2020, respectively.

(c ) During 4Q20, we took an approximately $3.5 million negative non-cash adjustment to retail straight-line rent receivables as a result of our assessing collectability by tenant and determining it was no longer probable substantially all leasing revenue would be collected from certain retail tenants. This adjustment has been added back to the Adjusted EBITDA calculation for the three and twelve months ended December 31, 2020.

Net Debt to Annualized Adjusted EBITDA

The Company believes Net Debt to Annualized Adjusted EBITDA to be an appropriate supplemental measure of evaluating balance sheet leverage. Net Debt is defined by the Company as the average monthly balance of Total Debt during the period, less the average monthly balance of Cash and Cash Equivalents during the period. The following tables reconcile average Total debt to Net debt and computes the ratio to Adjusted EBITDA for the following periods:

Net Debt:

	Average monthly balance for the		Average monthly balance for the
	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
Unsecured notes payable	$3,170,054	$3,166,316	$3,168,649	$3,062,587
Total debt	3,170,054	3,166,316	3,168,649	3,062,587
Less: Cash and cash equivalents	(385,194)	(403,119)	(329,967)	(376,114)
Net debt	$2,784,860	$2,763,197	$2,838,682	$2,686,473
Net Debt to Annualized Adjusted EBITDA:

	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
Net debt	$2,784,860	$2,763,197	$2,838,682	$2,686,473
Annualized Adjusted EBITDA	728,144	593,704	648,097	598,864
Net Debt to Annualized Adjusted EBITDA	3.8x	4.7x	4.4x	4.5x

CAMDEN	2022 FINANCIAL OUTLOOK
AS OF FEBRUARY 3, 2022

(Unaudited)

Earnings Guidance - Per Diluted Share
Expected FFO per share - diluted	$6.09 - $6.39

"Same Property" Communities
Number of Units - 2022	46,789
2021 Base Net Operating Income	$668 million
Total Revenue Growth	7.75% - 9.75%
Total Expense Growth	2.25% - 3.75%
Net Operating Income Growth	10.50% - 13.50%
Impact from 1% change in NOI Growth is approximately $0.062 / share

Capitalized Expenditures
Recurring	$80 - $84 million
Revenue Enhancing Capex, Repositions, Redevelopment, and Repurposes (a)	$62 - $66 million
Non - Recurring Capital Expenditures	$16 - $18 million

Acquisitions/Dispositions
Acquisition Volume (consolidated on balance sheet)	$500 - $700 million
Disposition Volume (consolidated on balance sheet)	$200 - $300 million

Development
Development Starts (consolidated on balance sheet)	$400 - $600 million
Development Spend (consolidated on balance sheet)	$300 - $330 million

Equity in Income of Joint Ventures (FFO)	$22 - $24 million

Non-Property Income
Non-Property Income	$10 - $12 million
Includes: Fee and asset management income and interest and other income

Corporate Expenses
General and Administrative/Property Management Expenses	$82 - $88 million
Fee and Asset Management Expense	$4 - $6 million
Corporate G&A Depreciation/Amortization	$10 - $12 million

Capital
Expensed Interest	$95 - $99 million
Capitalized Interest	$16 - $18 million

(a) Capital expenditures that improve a community's cash flow and competitive position, including kitchen and bath upgrades or other new amenities, additional leasable space, and our smart access solution.

Note: This table contains forward-looking statements. Please see the paragraph regarding forward-looking statements earlier in this document. Additionally, please refer to earlier pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.